                        PFF BANCORP, INC. AND SUBSIDIARY

          EXHIBIT 11.  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                              PRIMARY                                   FULLY DILUTED
                                              THREE MONTHS ENDED     NINE MONTHS ENDED     THREE MONTHS ENDED     NINE MONTHS ENDED
                                              DECEMBER 31, 1996      DECEMBER 31, 1996     DECEMBER 31, 1996      DECEMBER 31, 1996
                                              (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)     (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

Net Earnings..............................      $     2,216             $       224            $     2,216           $       224
                                                ===========             ===========            ===========           ===========

Weighted average number of common shares and equivalents outstanding:

Issued and outstanding....................       19,837,500              19,837,500             19,837,500            19,837,500

Less:
Unearned ESOP shares and shares held
 by benefit plans.........................       (1,756,535)             (1,651,959)            (1,756,535)           (1,651,959)


Add:
Common stock equivalents due to dilutive
 effect of stock options..................           80,963                  26,987                205,146                68,382
                                                -----------             -----------            -----------           -----------

Weighted average number of common shares
 and equivalents outstanding..............       18,161,928              18,212,528             18,286,111            18,253,923
                                                ===========             ===========            ===========           ===========

Earnings per share........................      $      0.12             $      0.01            $      0.12           $      0.01
                                                ===========             ===========            ===========           ===========

Earnings per share is meaningful only for the three and nine months ended December 31, 1996, since the Company's common stock was issued March 28, 1996 in connection with the conversion of the Bank from the mutual to stock form of ownership.